EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
SECOND QUARTER 2025 RESULTS

EAST HANOVER, N.J., August 11, 2025 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the second quarter 2025.

SECOND QUARTER 2025 HIGHLIGHTS
(As compared to the second quarter of 2024)

▪Total revenue of $31.0 million, +5.5% y/y
▪Gross profit of $8.7 million, -2.9% y/y
▪Gross margin of 28.1%, -240 bps y/y
▪Operating loss of $0.8 million and net loss attributable to shareholders of $1.2 million
▪Adjusted operating loss of $0.8 million
▪Adjusted net loss of $1.2 million

MANAGEMENT COMMENTARY

Dave Bruce, CEO of FGI, stated, “FGI reported total revenue of $31.0 million in the quarter, representing a year-over-year increase of 5.5%. Gross profit was $8.7 million, a decrease of 2.9% compared to the prior year. The gross margin was 28.1%, a decline of 240 basis points compared to the second quarter of 2024 due primarily to the ongoing tariff environment. FGI was impacted by an industry-wide pause during the quarter as customers evaluated the impact of tariffs on their businesses. The industry outlook remains uncertain due to tariffs but FGI’s strategic investments in our brands, products and channels strategy is bearing fruit and driving revenue growth well above the overall market. FGI and our customers continue to evaluate a China+1 strategy to diversify and broaden our geographic sourcing. FGI’s second quarter revenue increased compared to the prior year period due to growth in our Sanitaryware, Bath Furniture and Covered Bridge cabinetry businesses while Shower Systems revenue declined. Revenue declined 0.4% in the U.S. and grew 2.0% and 36.7% in Canada and Europe market, respectively. Sanitaryware, Bath Furniture and Covered Bridge revenue grew 4.3%, 2.7% and 67.7% year-over-year, respectively, in the second quarter. Shower Systems revenue declined 11.2% year-over-year. Covered Bridge continues to show strong growth due to continued order momentum, expanded geographies and higher dealer count. Isla Porter, our digital custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products via an AI-backed digital sales platform. In India, we continue to add more dealers as we expand our presence there.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses.

"The increasing tariff environment in 2025 remains fluid. FGI is working with our suppliers and customers to support one another as we navigate these new dynamics together as we did in 2018. We are confident that we can navigate through what comes given the close relationships we have cultivated over the years with our vendors and customers. The order pipeline is recovering even as some customers remain cautious due to tariff environment."

Jae Chung, Chief Financial Officer of FGI, commented, “Even as total revenue increased 5.5% year-over-year, FGI continues to invest in long-term growth as operating expenses increased 1.3% year-over-year to $9.5 million. The increase in operating expenses was due to investing in initiatives related to our BPC growth strategy including Isla Porter and India, and one-time costs related to optimizing our warehouse operations. FGI ended the second quarter with total available liquidity of $16.4 million. We believe the best use of our capital is for internal investment in order to attract new customers, expand existing relationships, develop new products and manufacturing capabilities and expand into new jurisdictions, and this will remain our priority in the near term.”

SECOND QUARTER 2025 RESULTS

Revenue totaled $31.0 million during the second quarter of 2025, an increase of 5.5% compared to the prior-year period despite the on-going and fluid tariff environment.

•Sanitaryware revenue was $18.1 million during the second quarter of 2025, an increase from $17.3 million in the prior-year period.

•Bath Furniture revenue was $4.1 million during the second quarter of 2025, an increase from revenue of $4.0 million in the prior-year period. Our shift to market-aligned program pricing and design outpaced our sales expectations driven by new business wins.

•Shower Systems revenue was $5.2 million during the second quarter of 2025, a decrease from $5.9 million last year.

•Other revenue, primarily from Kitchen Cabinets, was $3.5 million during the second quarter, an increase from $2.1 million in the prior year, driven by continued order momentum, expanded geographies and higher dealer count.

Gross profit was $8.7 million during the second quarter of 2025, an decrease of 2.9% compared to the prior-year period. Gross profit margin decreased to 28.1% during the second quarter of 2025, down 240 basis points from the prior-year period due to the implementation of tariffs and higher freight costs.

Operating loss was $0.8 million during the second quarter of 2025, down from operating income of $0.5 million in the prior-year period. Adjusted operating loss was $0.8 million during the second quarter. The decline in operating income and adjusted operating income from the prior year was a result of an increase in personnel costs, marketing and promotion expenses, warehouse expenses, and operating expenses tied to growth initiatives, as the Company continues to invest in its BPC growth strategy. As a result, operating margin and adjusted operating margin were (2.7%) and (2.7%) during the second quarter, respectively, down from (1.5%) and (1.1%) in the same period last year.

The Company reported GAAP net loss attributable to shareholders of $1.2 million, or net loss of $0.64 per diluted share during the second quarter of 2025, versus net income of $0.2 million, or $0.08 per diluted share, in the same period last year. Net loss for the second quarter of 2025 and 2024 included after-tax expense of nil and $0.2 million related to business expansion expense and non-recurring IPO-related compensation. Excluding these items, adjusted net loss for the second quarter of 2025 was $1.2 million, or $0.61 per diluted share, versus adjusted net income of $23,000, or $0.01 per diluted share, for the same period last year. All share and per-share data gives retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

Going forward, FGI will hold quarterly earnings calls only for the second and fourth quarters. The Company will continue to release results of operations via press releases and SEC filings on a quarterly basis as before. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.

FINANCIAL RESOURCES AND LIQUIDITY

As of June 30, 2025, the Company had $2.5 million of cash and cash equivalents, total debt of $12.6 million and $13.9 million of availability under its credit facilities net of letters of credit. Total liquidity was $16.4 million at June 30, 2025.

FINANCIAL GUIDANCE

The Company reiterates its fiscal 2025 guidance as follows:

•Total net revenue of $135-145 million
•Total adjusted operating income of $(2.0)-1.5 million
•Total adjusted net income of $(1.9)-1.0 million

Note that total adjusted operating income excludes certain non-recurring items and total adjusted net income excludes certain non-recurring extraordinary items and includes an adjustment for minority interest.

SECOND QUARTER CONFERENCE CALL

FGI will conduct a conference call on Tuesday, August 12 at 9:00 am Eastern Time to discuss the quarterly results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investor.fgi-industries.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register and download and install any necessary audio software.

To participate in the live teleconference:

Toll Free:	1-866-250-8117
International Live:	1-412-317-6011

To listen to a replay of the teleconference, which will be available through August 26, 2025:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10201251

ABOUT FGI INDUSTRIES

FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.

Non-GAAP Measures

In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense. We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, unusual litigation and business expansion expense, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.

We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2025 Adjusted Operating Income and 2025 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the tariff environment, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2024, and in quarterly reports on Form 10-Q filed thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INVESTOR CONTACT

Jae Chung, Chief Financial Officer
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2025	As of December 31, 2024
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$2,519,117	$4,558,160
Accounts receivable, net	15,704,382	20,293,555
Inventories, net	12,680,481	13,957,867
Prepayments and other current assets	2,425,406	2,091,407
Prepayments and other receivables – related parties	15,795,678	11,996,973
Total current assets	49,125,064	52,897,962

PROPERTY AND EQUIPMENT, NET	3,880,396	3,634,340

OTHER ASSETS
Intangible assets	1,841,457	1,849,951
Operating lease right-of-use assets, net	11,884,613	12,823,747
Deferred tax assets, net	3,668,198	2,665,585
Other noncurrent assets	1,301,956	1,589,830
Total other assets	18,696,224	18,929,113
Total assets	$71,701,684	$75,461,415

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$12,558,500	$14,502,367
Accounts payable	21,447,290	19,349,529
Accounts payable – related parties	203,658	894,661
Income tax payable	51,371	23,189
Operating lease liabilities – current	1,648,147	1,867,956
Accrued expenses and other current liabilities	4,713,393	5,905,124
Total current liabilities	40,622,359	42,542,826

OTHER LIABILITIES
Operating lease liabilities – noncurrent	10,803,301	11,352,939
Total liabilities	51,425,660	53,895,765

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of June 30, 2025 and December 31, 2024)(1)	—	—
Ordinary shares ($0.0005 par value, 40,000,000 shares authorized, 1,918,311 and 1,912,783 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)(1)	959	956
Additional paid-in capital	21,479,973	21,279,047
Retained earnings	1,351,819	3,212,435
Accumulated other comprehensive loss	(1,550,093)	(2,239,560)
FGI Industries Ltd. shareholders’ equity	21,282,658	22,252,878
Non-controlling interests	(1,006,634)	(687,228)
Total shareholders’ equity	20,276,024	21,565,650
Total liabilities and shareholders’ equity	$71,701,684	$75,461,415
(1) Giving retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
	USD	USD	USD	USD
Revenue	$30,998,260	$29,370,949	$64,210,808	$60,124,468

Cost of revenue	22,291,653	20,407,647	46,603,943	42,747,683

Gross profit	8,706,607	8,963,302	17,606,865	17,376,785

Operating expenses
Selling and distribution	6,209,728	6,260,847	13,372,906	12,391,733
General and administrative	2,844,715	2,622,020	5,545,928	4,904,878
Research and development	484,502	530,797	801,228	851,470
Total operating expenses	9,538,945	9,413,664	19,720,062	18,148,081

Loss from operations	(832,338)	(450,362)	(2,113,197)	(771,296)

Other income (expenses)
Interest income	1,688	4,113	2,129	4,667
Interest expense	(282,191)	(305,094)	(584,951)	(527,301)
Other (expenses) income, net	(466,200)	429,513	(438,109)	456,530
Total other (expenses) income, net	(746,703)	128,532	(1,020,931)	(66,104)

Loss before income taxes	(1,579,041)	(321,830)	(3,134,128)	(837,400)

Provision for (benefit of) income taxes
Current	29,339	267,876	48,507	338,708
Deferred	(243,915)	(566,291)	(1,002,613)	(614,834)
Total provision for income taxes	(214,576)	(298,415)	(954,106)	(276,126)

Net loss	(1,364,465)	(23,415)	(2,180,022)	(561,274)
Less: net loss attributable to non-controlling shareholders	(132,941)	(186,980)	(319,406)	(312,650)
Net (loss) income attributable to FGI Industries Ltd. shareholders	(1,231,524)	163,565	(1,860,616)	(248,624)

Other comprehensive income (loss)
Foreign currency translation adjustment	603,035	(424,980)	689,467	(447,558)

Comprehensive loss	(761,430)	(448,395)	(1,490,555)	(1,008,832)
Less: comprehensive loss attributable to non-controlling shareholders	(132,941)	(186,980)	(319,406)	(312,650)
Comprehensive loss attributable to FGI Industries Ltd. shareholders	$(628,489)	$(261,415)	$(1,171,149)	$(696,182)

Weighted average number of ordinary shares
Basic(1)	1,918,248	1,912,956	1,917,029	1,913,287
Diluted(1)	1,918,248	1,939,912	1,917,029	1,913,287

(Loss) earnings per share
Basic(1)	$(0.64)	$0.09	$(0.97)	$(0.13)
Diluted(1)	$(0.64)	$0.08	$(0.97)	$(0.13)
(1) Giving retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2025	2024
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,180,022)	$(561,274)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	311,218	199,439
Amortization	1,138,345	1,265,425
Share-based compensation	200,929	328,090
Provision for credit losses	75,359	(6,523)
Provision for defective return	51,900	554,148
Foreign exchange transaction (gain) loss	383,579	(227,952)
Deferred income tax benefit	(1,002,613)	(614,835)
Changes in operating assets and liabilities
Accounts receivable	4,461,914	(1,941,477)
Inventories	1,277,386	(2,880,929)
Prepayments and other current assets	(333,999)	1,476,612
Prepayments and other receivables – related parties	(3,798,705)	(6,080,824)
Other noncurrent assets	287,874	(496,227)
Income taxes	28,182	(412,085)
Accounts payable	2,097,761	2,785,664
Accounts payable - related parties	(691,003)	280,955
Operating lease liabilities	(920,707)	(1,010,637)
Accrued expenses and other current liabilities	(1,191,731)	214,652
Net cash provided by (used in) operating activities	195,667	(7,127,778)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(555,954)	(1,189,655)
Purchase of intangible assets	(75,196)	(669,764)
Net cash used in investing activities	(631,150)	(1,859,419)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) revolving credit facility	(1,943,867)	2,733,024
Net cash (used in) provided by financing activities	(1,943,867)	2,733,024

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	340,307	(215,976)

NET CHANGES IN CASH	(2,039,043)	(6,470,149)
CASH, BEGINNING OF PERIOD	4,558,160	7,777,241
CASH, END OF PERIOD	$2,519,117	$1,307,092

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(589,676)	$(520,370)
Cash paid during the period for income taxes	$(22,153)	$(746,120)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Lease liability arising from obtaining a right-of-use asset	$1,133,514	$—
Derecognition of right-of-use asset and lease liability upon early termination	$(1,251,111)	$—
Acquisition of intangible asset partially through prior period advanced payment	$—	$(1,241,664)

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating (Loss) Income and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2025	2024	2025	2024
	USD	USD	USD	USD
Loss from operations	$(832,338)	$(450,362)	$(3,441,492)	$955,799
Adjustments:
Non-recurring IPO-related share-based compensation	—	59,719	139,344	238,876
Business expansion expense	—	61,770	123,540	247,082
Adjusted Operating Loss	$(832,338)	$(328,873)	$(3,178,608)	$1,441,757
Revenue	$30,998,260	$29,370,949	$135,904,413	$121,013,893
Adjusted Operating Margins (%)	(2.7)	(1.1)	(2.3)	1.2

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2025	2024	2025	2024
	USD	USD	USD	USD
Loss before income taxes	$(1,579,041)	$(321,830)	$(4,578,826)	$541,207
Adjustments:
Non-recurring IPO-related share-based compensation	—	59,719	139,344	238,876
Business expansion expense	—	61,770	123,540	247,082
Adjusted loss before income taxes	(1,579,041)	(200,341)	(4,315,942)	1,027,165
Less: income taxes at 18% rate	(284,227)	(36,061)	(776,870)	184,890
Less: net loss attributable to non-controlling shareholders	(132,941)	(186,980)	(539,944)	(466,690)
Adjusted Net (Loss) Income	$(1,161,873)	$22,700	$(2,999,128)	$1,308,965
Beginning in the first quarter of 2025, we have revised the presentation of non-GAAP measures to provide more meaningful insight into the Company's performance. Historical comparative figures have been adjusted to reflect the current presentation format. These changes are intended to better align with how management evaluates results and makes operating decisions. Reconciliations to the most directly comparable GAAP measures are provided to support transparency and comparability.